JACK HENRY & ASSOCIATES, INC.
2025 EQUITY INCENTIVE PLAN

(As Approved by Company Stockholders Effective November 12, 2025)

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JACK HENRY & ASSOCIATES, INC.
2025 EQUITY INCENTIVE PLAN
SECTION 1
INTRODUCTION
1.1    Establishment. Jack Henry & Associates, Inc., a corporation organized and existing under the laws of the state of Delaware hereby establishes the Jack Henry & Associates, Inc. 2025 Equity Incentive Plan effective November 12, 2025, for eligible Service Providers of the Company and its Affiliates.
1.2    Purpose. The purpose of this Plan is to allow eligible Service Providers of the Company and its Affiliates to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining certain Service Providers by providing them with the opportunity to participate in the success and profitability of the Company. Effective upon the adoption of the Plan by stockholders of the Company, no new awards will be made under the Prior Plan, the Prior Plan will continue to govern awards outstanding under the Prior Plan and such awards shall continue in full force and effect, subject to their original terms.
1.3    Duration. This Plan becomes effective on November 12, 2025, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 14 hereof, until all Shares subject to the Plan shall have been issued, delivered, purchased, or acquired according to the Plan's provisions. Unless the Plan shall be reapproved by the stockholders of the Company and the Board renews the continuation of the Plan, no Incentive Stock Options shall be issued pursuant to the Plan after November 12, 2035.
1.4    Stockholder Approval. The adoption of this Plan was approved by the Company's stockholders on November 12, 2025.
SECTION 2
DEFINITIONS
2.1    Definitions. The following terms shall have the meanings set forth below.
"1933 Act" means the Securities Act of 1933.
"1934 Act" means the Securities Exchange Act of 1934.
"Affiliate" of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.
"Award" means a grant made under this Plan in any form, which may include but is not limited to, Stock Options, Restricted Stock, Restricted Stock Units, Bonus Shares, Other Stock-Based Awards, Deferred Shares, Performance Shares, and Performance Units.
"Award Agreement" means a written or electronic agreement or instrument between the Company and a Holder which evidences an Award and, in addition to being subject to this Plan, sets forth such additional and applicable terms, conditions, and limitations as the Committee establishes for the Award.

"Beneficiary" means the person, persons, trust, or trusts which have been designated by a Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Holder, or, if there is no designated beneficiary or surviving designated beneficiary, the Person or Persons entitled by will or the laws of descent and distribution to receive such benefits.
"Board" means the Board of Directors of the Company.
"Bonus Shares" means Shares that are awarded to a Participant without cost and without restriction in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become a Service Provider to the Company or a Subsidiary.
"Cause" means, unless otherwise defined in an Award Agreement or otherwise defined in a Participant's employment agreement (in which case such definition will apply), any of the following:
(i)    Participant's engagement in any act or acts of gross dishonesty or gross misconduct which result or are intended to result directly or indirectly in gain or personal enrichment at the expense of the Company or its subsidiaries to which the Participant is not legally entitled;
(ii)    Participant's indictment or conviction of, or plea of guilty or nolo contendere to, a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude or results in reputational or financial harm to the Company;
(iii)    Any willful action or omission by a Participant which would constitute grounds for immediate dismissal under the employment policies of the Company by which Participant is employed, including intoxication with alcohol or illegal drugs while on the premises of the Company, or violation of sexual harassment laws or the internal sexual harassment policy of the Company by which Participant is employed;
(iv)    Participant's habitual neglect of duties, including repeated absences from work without reasonable excuse; or
(v)    Participant's material misconduct in the performance of his or her duties that results in financial detriment to the Company;
provided, however, that for purposes of clauses (iii), (iv), and (v), "Cause" shall not include any one or more of the following: bad judgment, negligence, or any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company (without intent of the Participant to gain, directly or indirectly, a profit to which the Participant was not legally entitled). A Participant who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause may be deemed, in the sole discretion of the Committee, to have been terminated for Cause for purposes of this Plan.
"Change in Control" means the first to occur of the following events:
(i)    the purchase or other acquisition by any person, entity, or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan or related trust of the Company or its subsidiaries), of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the 1934 Act, of twenty percent (20%) or more of the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions;
(ii)    when individuals who, as of the date hereof, constituting the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board, excluding members of its Incumbent Board who are no longer serving as directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act, or an individual approved by the Incumbent Board as the result of an agreement intended to avoid or settle an actual or threatened contest), shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board;
(iii)    consummation of a reorganization, merger, or consolidation, in each case following such reorganization, merger, or consolidation: (a) persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation immediately thereafter own fifty percent (50%) or less of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated corporation's then-outstanding voting securities, or (b) less than a majority of members of the board or other governing body of such reorganized, merged, or consolidated corporation were members of the Incumbent Board at the time of the execution of the initial agreement or the approval of the transaction by the Board; or
(iv)    approval by stockholders of a liquidation or dissolution of the Company (and the Company shall commence such liquidation or dissolution), or consummation of the sale of all or substantially all of the assets of the Company (in one transaction or a series of transactions).
Notwithstanding the occurrence of any of the foregoing events, (x) a Change in Control shall not occur with respect to a Holder if, in advance of such event and to the extent permitted pursuant to Section 17.2, the Holder agrees in writing that such event shall not constitute a Change in Control, and (y) to the extent that any payment under the Plan is subject to Code Section 409A and an applicable payment event is a Change in Control, or an allowable payment "toggle" right is contingent upon a Change in Control having occurred, in addition to satisfying the above definition of Change in Control, such Change in Control must also constitute a change in control event under Code Section 409A.
"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

"Committee" means (i) the Board, or (ii) one or more other committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Compensation Committee of the Board.
"Company" means Jack Henry & Associates, Inc., a Delaware corporation, and any successor thereto.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
"Consultant" means a consultant or an advisor, excluding an Employee, to the Company or an Affiliate who (i) is a natural person, (ii) provides bona fide services to the Company or the Affiliate that are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities, and (iii) is employed by or providing services to the Company or an Affiliate at the time the Award is granted under this Plan to such person.  A person will only be a Consultant if he or she qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
"Date of Grant" or "Grant Date" means, with respect to any Award, the date as of which such Award is granted under the Plan, which date shall be the later of (i) the date on which the Committee resolved to grant the Award, or (ii) the first day of the Service Provider's service to the Company or an Affiliate. To the extent the Committee designates a later date an Award is to be granted, then such later date shall be the "Date of Grant" or "Grant Date".
"Deferred Shares" means Shares that are awarded to a Participant on a deferred basis pursuant to Section 8.4.
"Director" means a director serving on the Board.
"Disabled" or "Disability" means a mental or physical illness that entitles the Participant to receive benefits under a long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an Employee of the Company, a mental or physical illness that renders the Participant totally and permanently incapable of performing the Participant's duties for the Company. With respect to an Award that is or becomes subject to Section 409A of the Code and for which the Participant's disability is an applicable payment event, the Participant shall not be determined to be Disabled unless the Participant is "disabled" as defined in Code Section 409A(a)(2)(C). Notwithstanding the foregoing, a determination that a Participant is Disabled shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disabled or Disability for purposes of this Plan shall be made by a physician satisfactory to the Company and shall not be construed to be an admission of disability for any other purpose. Notwithstanding the above, with respect to an Incentive Stock Option and the period of time following a separation from service in which a Holder may exercise such Incentive Stock Option, "disabled" shall have the same meaning as defined in Code Section 22(e)(3).
"Dividend Equivalents" has the meaning ascribed in Section 4.6.

"Effective Date" means November 12, 2025, the date the adoption of this Plan was approved by the Company's stockholders.
"Eligible Employees" means all Employees (including officers and directors who are also Employees) of the Company or an Affiliate upon whose judgment, initiative, and efforts the Company depends, or will depend, for the successful conduct of the Company's business.
"Employee" means a common law employee of the Company or an Affiliate.
"Executive Officer" means (i) the Chief Executive Officer, Chief Financial Officer, or president of the Company, any vice president of the Company, including any vice president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the Company, (ii) any Executive Officers (as defined in part (i) of this definition) of subsidiaries of the Company who perform policy-making functions for the Company, and (iii) any Person designated or identified by the Committee as being an Executive Officer for purposes of the 1933 Act or the 1934 Act, including any Person designated or identified by the Committee as being a Section 16 Person.
"Fair Market Value" means, as of any date, the value of the Stock determined in good faith by the Committee in its sole discretion. Such determination shall be conclusive and binding on all persons. For this purpose, the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Stock from time to time and may rely on such independent advice with respect to such fair market value determination as the Committee shall deem appropriate. To the extent that the Stock is readily tradable on an established securities market, the fair market value of the stock may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported by such market. To the extent that the Stock is not readily tradable on an established market, the fair market value of the stock as of a valuation date means a value determined by the reasonable application of a reasonable valuation method. The determination whether a valuation method is reasonable, or whether an application of a valuation method is reasonable, is made based on the facts and circumstances as of the valuation date.
"Holder" means a Participant, Beneficiary, or Permitted Transferee who is in possession of an Award Agreement representing an Award that (i) in the case of a Participant, has been granted to such individual, (ii) in the case of a Beneficiary, has been transferred to such person under the laws of descent and distribution, or (iii) in the case of a Permitted Transferee, has been transferred to such person as permitted by the Committee, and, with respect to all of the above clauses (i), (ii), and (iii), such Award Agreement has not expired, been canceled, or been terminated.
"Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.
"Nonqualified Stock Option" means any Option to purchase Stock that is not an Incentive Stock Option.
"Option" means a right to purchase Stock granted pursuant to Section 6 at a stated price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.

"Option Agreement" or "Option Award Agreement" means a written or electronic agreement or instrument between the Company and a Holder evidencing an Option.
"Optionee" shall have the meaning as set forth in Section 6.2. For the avoidance of any doubt, in situations where the Option has been transferred to a Permitted Transferee or passed to a Beneficiary in accordance with the laws of descent and distribution, the Optionee will not be the same person as the Holder of the Option.
"Option Exercise Price" means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).
"Other Stock-Based Award" means any Award granted under Section 8 and under which the award of Shares or payment of cash is valued in whole or in part by reference to, or is otherwise based on, Shares, other property, or achievement of performance metrics or measures.
"Participant" means a Service Provider of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.
"Performance Award" means any Award that will be issued or granted, or become vested or payable, as the case may be, upon the achievement of certain performance goals (as opposed to the lapse of time only) to a Participant pursuant to Section 9.
"Performance Period" means the period of time as specified by the Committee during which any designated performance goals are to be measured.
"Performance Shares" means an Award made pursuant to Section 8 which entitles a Holder to receive Shares, their cash equivalent, or a combination thereof based on the achievement of established performance targets during a Performance Period or as otherwise determined by the Committee.
"Performance Units" means an Award made pursuant to Section 8 which entitles a Holder to receive cash, Stock, or a combination thereof based on the achievement of established performance goals during a Performance Period or as otherwise determined by the Committee.
"Permitted Transferee" has the meaning ascribed in Section 11.3.
"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.
"Plan" means the Jack Henry & Associates, Inc. 2025 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
"Prior Plan" means the previously adopted Jack Henry & Associates 2015 Equity Incentive Plan.
"Restricted Stock" means Stock granted under Section 7 that is subject to those restrictions set forth therein and the Award Agreement.
"Restricted Stock Unit" means an Award granted under Section 7 evidencing the Holder's right to receive a Share (or, at the Committee's discretion, a cash payment equal to the Fair Market Value of a Share) at some future date and that is subject those restrictions set forth therein and the Award Agreement.

"Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act.
"Section 16 Person" means a Person who is subject to obligations under Section 16 of the 1934 Act with respect to transactions involving equity securities of the Company.
"Service Provider" means an Eligible Employee, Consultant, or nonemployee Director of the Company and its Affiliates. Solely for purposes of Substitute Awards, the term Service Provider includes any current or former Employee or nonemployee Director of an Acquired Entity (as defined in the definition of Substitute Awards) who holds Acquired Entity Awards (as defined in the definition of Substitute Awards) immediately prior to the Acquisition Date (as defined in the definition of Substitute Awards).
"Share" means a share of Stock.
"Stock" means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.
"Subsidiary" means (i) in the case of an Incentive Stock Option a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of any other type of Award, in addition to a subsidiary corporation as defined in clause (i), any corporation or other entity in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other ownership interests in one of the other corporations or entities in the chain.
"Substitute Award" means an Award granted under the Plan in substitution for stock or stock-based awards ("Acquired Entity Awards") held by current and former employees or former nonemployee directors of another corporation or entity who become Service Providers as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company, a Subsidiary, or an Affiliate, or the acquisition by the Company, a Subsidiary, or an Affiliate, of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation, or acquisition ("Acquisition Date") as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement. The limitations of Section 4.1 on the number of Shares reserved or available for grants, and the limitations under Sections 6.2 with respect to the Option Exercise Prices, shall not apply to Substitute Awards. Any issuance of a Substitute Award which relates to an Option shall be completed in conformity with the rules under Code Section 409A relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.
"Vested Option" means any Option, or portion thereof, which is exercisable by the Holder. Vested Options remain exercisable only for that period of time as provided for under this Plan and any applicable Option Award Agreement. Once a Vested Option is no longer exercisable after otherwise having been exercisable, the Option shall become null and void.
2.2    General Interpretive Principles. (i) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (iii) the word "including" and words of similar import when used in this Plan shall mean

"including, without limitation," unless otherwise specified; and (iv) any reference to any U.S. federal, state, or local act, statute, or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such act, statute, or law, unless the context otherwise requires.
SECTION 3
PLAN ADMINISTRATION
3.1    Administration and Composition of Committee. The Plan shall be administered by the Committee and by its delegates. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee will consist of two (2) or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3.
3.2    Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(a)    select the Service Providers to whom Awards may from time to time be granted hereunder;
(b)    determine the type or types of Awards to be granted to eligible Service Providers;
(c)    determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;
(d)    determine the terms and conditions of any Award;
(e)    determine whether, and to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property;
(f)    subject to the restrictions set forth in Section 5.2(c), determine, as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, that the exercisability, vesting, payment, or settlement of an Award shall be accelerated upon a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, to determine that Awards shall continue to become exercisable, vested, settled, or paid in full or in installments after termination of employment, to extend the period for exercise of Options following termination of employment (but not beyond ten (10) years from the Grant Date of the Option) or to provide that any Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award, Performance Share Award, or Other Stock-Based Award shall in whole or in part not be forfeited upon Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstance determined by the Committee, provided the Committee shall consider potential tax consequences in making any such determinations or taking any such actions;
(g)    subject to the restrictions set forth in Section 5.2(c), determine whether, to what extent, and under what circumstances an Award may be vested, paid, settled, canceled, forfeited, or surrendered, or, in connection with a Participant's death, disability, retirement, Change in Control, termination of employment following a Change in Control, or other special circumstances determined by the Committee, whether and to what extent any terms of, or restrictions on, an Award may be waived or accelerated (including the acceleration of the exercisability of, or waiver of all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time) or, to extend the period subsequent to the termination of employment within which an Award may be exercised;
(h)    if a Participant is promoted, demoted, or transferred to a different business unit of the Company during a Performance Period, make adjustments to any performance goals, the applicable Performance Period, or eliminate or cancel the Award, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate in order to make the outstanding Award appropriate and comparable to the initial Award;
(i)    determine whether, and to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
(j)    correct any defect, supply an omission, reconcile any inconsistency, and otherwise interpret and administer the Plan and any instrument or Award Agreement relating to the Plan or any Award hereunder;
(k)    grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company, provided that any such replacement grant that would be considered a repricing shall be subject to stockholder approval;
(l)    cause the forfeiture of any Award or recover any Shares, cash, or other property attributable to an Award for violations of and in accordance with any Company ethics policy or pursuant to any Company compensation clawback our recoupment policy;
(m)    with the consent of the Holder, amend any Award Agreement at any time; provided that the consent of the Holder shall not be required for any amendment (i) that, in the Committee's determination, does not materially adversely affect the rights of the Holder, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent; and, provided further, if any proposed amendment constitutes a repricing, stockholder approval is required before the repricing is effective.
(n)    establish, amend, suspend, or waive such rules, regulations, and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(o)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3    Committee Delegation. The Committee may delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate. Subject to the requirements of applicable law, including, to the extent applicable, Sections 152 and 157 of the Delaware General Corporation Law, the Board may delegate to a single Director or the Committee may delegate to one or more officers of the Company, the authority to grant Awards under the Plan to Employees; provided that no such delegation shall permit an officer to grant

Awards to themselves, to any Section 16 Person, or to any other Employee whose compensation is required to be approved by the Committee. Any such delegation shall be made by a resolution of the Committee and shall specify the total number of Shares or the total grant date market value (and any other applicable limitation) that may be subject to Awards granted by such officer(s). Unless otherwise provided pursuant to Committee action, the day-to-day and routine administration and clerical operations of the Plan (which, for the avoidance of doubt, shall not include the authority to grant, amend, modify or terminate Awards or the Plan) may be conducted by designated and qualified Company personnel, as overseen by the Company's management.
3.4    Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, adjustments, interpretations, and other decisions under or with respect to the Plan, any Award, or Award Agreement shall be within the sole discretion of the Committee or its delegate, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Holder, and any stockholder. No member of the Committee nor any of its delegates shall be liable for any action, determination, or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination, or interpretation.
3.5    Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Company and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the event of a Participant's death and where the Participant has not otherwise filed with the Company in accordance with its procedures, any written beneficiary designation, all benefits under the Plan and any Award shall automatically be paid to the Participant's legal spouse to whom Participant was married at the time of the Participant's death and, if the Participant was not legally married at the time of Participant's death, any benefit shall be payable to the Participant's estate.
SECTION 4
STOCK SUBJECT TO THE PLAN
4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares authorized for issuance under the Plan in accordance with the provisions of the Plan shall be Four Million Seven Hundred Thousand (4,700,000) Shares subject to such restrictions or other provisions as the Committee may from time to time deem necessary (the "Maximum Share Limit"). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the various Plan components as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Stock Options (other than Shares issued under an Incentive Stock Option which was a Substitute Award) shall be the Maximum Share Limit. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.
4.2    Share Counting Rules and Recycling. This Section 4.2 contains the Plan's operative rules for how Shares issued or subject to Awards under the Plan are counted against the Maximum Share Limit and, in certain cases, added back to the Maximum Share Limit.

(a)    Shares that are subject to an underlying Award and Shares that are issued pursuant to the exercise, vesting, or settlement of an Award shall be applied to reduce the maximum number of Shares remaining available for use under the Plan.
(b)    Any Share required to satisfy Substitute Awards shall not count against the Maximum Share Limit and shall not reduce the maximum number of Shares remaining available for use under the Plan.
(c)    Any Shares that are subject to an Award under this Plan that are not issued and cease to be subject to an Award because the terms and conditions of the Award are not met, including any Shares that are subject to an Award that is cancelled, is terminated, is forfeited, or expires, shall again be available for grant under the Plan and shall be added back to the maximum number of Shares available for use under the Plan.
(d)    Any Shares that are tendered in payment of the Option Exercise Price shall be counted against the Maximum Share Limit and shall reduce the maximum number of Shares remaining available for use under the Plan.
(e)    Any shares repurchased by the Company using Option Exercise Price proceeds shall be counted against the Maximum Share Limit and shall reduce the maximum number of Shares remaining available for use under the Plan.
(f)    Any Shares that are not issued pursuant to the exercise of an Option that is settled through a cash payment shall be counted against the Maximum Share Limit and shall reduce the maximum number of Shares remaining available for use under the Plan.
(g)    Any Shares not delivered, withheld or purchased by the Company in order to satisfy any tax withholding obligation in connection with the exercise of an Option shall be counted against the Maximum Share Limit and shall be reduced from the maximum number of Shares remaining available for use under the Plan.
(h)    Any Shares not delivered, withheld or purchased by the Company in order to satisfy any tax withholding obligation associated with any Award other than the exercise of an Option shall not be counted against the Maximum Share Limit and shall be added back to the maximum number of Shares remaining available for use under the Plan.
(i)    Any Shares that are not issued pursuant to the settlement of an Award other than an Option because all or a portion of such Award is settled through a cash payment shall not be counted against the Maximum Share Limit and shall be added back to the maximum number of Shares remaining available for use under the Plan.
4.3    Adjustments in Authorized Shares. If, without the receipt of consideration therefor by the Company, the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares such as, but not limited to, the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, spin-off, extraordinary cash dividend, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, or any similar corporate event or transaction, such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan then in relation to the Stock that is affected by one or more of the above events, (i) the numbers, rights, privileges, and kinds of Shares that may be issued under this Plan or under particular forms of

Awards, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the Option Exercise Price applicable to outstanding Awards, shall be increased, decreased, or changed in like manner as if they had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.
4.4    General Adjustment Rules.
(a)    If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Award, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued.
(b)    In the case of any such substitution or adjustment affecting an Option (including a Nonqualified Stock Option), such substitution or adjustment shall be made in a manner that is in accordance with the substitution and assumption rules set forth in Treasury Regulations 1.424-1 and the applicable guidance relating to Code Section 409A.
4.5    Reservation of Rights. Except as provided in this Section 4, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Exercise Price of Shares subject to an Option). The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.
4.6    Dividend Equivalents. Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock, or other property in lieu of dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that right to receive any Dividend Equivalents is contingent upon the same or different vesting or performance conditions as the underlying Award. Notwithstanding any of the foregoing, Dividend Equivalents credited in connection with an Award prior to such Award becoming vested, if any, shall be held in escrow by the Company and the payment of Dividend Equivalents shall be subject to the same restrictions on forfeitability and transferability as the underlying Award.
4.7    Cancellation and Rescission of Awards; Clawback Policy. The Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised, unvested, unpaid, or deferred Award, cause the forfeiture of any Award, or recover any Shares, income, cash, or other property attributable to an Award, and any proceeds (including any income thereon) from the disposition of, such Shares, income, cash, or other property, at any time if the Holder is not or has not been in compliance with the Company ethics policy, any restrictive covenant with the Company or Affiliate, or any applicable term and condition of an Award. Any Awards granted under this Plan, any income earned with respect thereto, and any property, including Shares, received in connection with any exercise, settlement, payment or vesting of, or lapse of restriction on, the Awards, and any proceeds (and any income thereon) received from the disposition of any such property, shall be subject to any clawback, recoupment, or forfeiture provision included in any law, Award Agreement, Company policy, employment agreement, program document, term sheet, benefit plan or program, or Committee resolution, action, policy, or procedure in place on the Grant Date of the Award, provided, however, to the extent required by law (e.g., Dodd-Frank) or securities exchange listing standard, a Company clawback policy may apply retroactively.
SECTION 5
PARTICIPATION
5.1    Basis of Grant. Participants in the Plan shall be those Service Providers who have performed, are performing, or during the term of their incentive arrangement will perform, services for the Company or any Affiliate thereof.
5.2    Types of Grants; Limits.
(a)    Grants. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee or its designee, and receipt of one such Award shall not result in the automatic receipt of any other Award. Written or electronic notice shall be given to such Participant, specifying the terms, conditions, right, and duties related to such Award. All grants of Awards under this Plan shall be subject to the limitations provided below in Sections 5.2(b)-(e).
(b)    ISO Limits. Under no circumstance shall Incentive Stock Options be granted to (i) nonemployee Directors, or (ii) any person not permitted to receive Incentive Stock Options under the Code.
(c)    Minimum Vesting/Exercisability Limits. Effective with respect to grants of Awards made after the Effective Date and except (i) with respect to Substitute Awards, (ii) with respect to Awards granted to non-Employee Directors that contain a vesting schedule such that the Award is eligible to become vested if the non-Employee Director is still serving on the date of the Company's next annual stockholders' meeting, (iii) in the event of a corporate transaction as provided under Section 10, and (iv) in the event of the termination of a Service Provider's employment due to death or Disability, for "Good Reason" (if such accelerated vesting is provided for in a Service Provider's employment agreement or Company severance plan), a qualified retirement or a Company workforce reduction, no Award shall be granted that becomes vested or exercisable prior to the first (1st) anniversary of the Award's Grant Date. Notwithstanding the foregoing, after the Effective Date, the Committee may grant, in the aggregate, up to 5% of the Maximum Share Limit (as such number of Shares may be increased from time to time in accordance with the Plan) to any Service Provider and the Award covering such Shares shall be exempt from the one-minimum vesting or exercisability requirement set forth in this Section 5.2(c).
(d)    Termination of Service. Subject to the terms of this Plan and unless otherwise provided in an Award Agreement or otherwise provided for in an employment agreement (in which case such provisions will apply), in the event a Participant ceases to be a Service Provider for any reason before an Award has fully vested or become exercisable, any unvested or unexercisable portion of such Award shall be immediately forfeited upon such cessation of service. An Award Agreement may provide for the automatic vesting or exercisability of all or any designated portion of the Award in the event of a termination of a Service Provider's employment due to death or Disability, for "Good Reason" (if such accelerated vesting is provided for in a Service Provider's employment agreement or Company severance plan), a qualified retirement or a Company workforce reduction.

(e)    Non-Employee Director Sublimit. Notwithstanding the limits provided above in Section 4.1, no non-Employee Director may be granted Awards of Options, Restricted Shares, Restricted Share Units, Bonus Shares, Performance Shares, or Performance Units (or any other Award which is denominated in Shares) in any one (1) calendar year with respect to a number of Shares that exceeds a number equal to the quotient of $1,000,000 divided by the grant date fair value of the awards (determined under applicable accounting principles), rounded down to the nearest whole share; provided, however, for purposes of the foregoing limitation, (i) any Deferred Share or deferred Award shall count against the limit only during the calendar year in which such Award is initially made and not in the calendar year in which the Deferred Share or other deferred Award is ultimately issued or paid, and (ii) no Shares under any Award or portion thereof which is made pursuant to an election made by a non-employee director to receive his or her non-employee director cash compensation in the form of an Award under this Plan rather than in cash shall count against the limit in this Section 5.2(e).
5.3    Award Agreements. Each Participant shall enter into an Award Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the applicable Award terms, conditions, rights, and duties. Unless otherwise explicitly stated in the Award Agreement or designated by the Committee, Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided in a particular Award Agreement that the terms of the Plan are to be superseded, in the event of any inconsistency between the provisions of the Plan and any such Award Agreement(s) entered into hereunder, the provisions of the Plan shall govern.
5.4    Restrictive Covenants. The Committee may, in its sole and absolute discretion, place certain affirmative or restrictive covenants in an Award Agreement (or other agreement accompanying an Award Agreement) requiring the Participant to agree to take, or refrain from taking, certain actions. Such affirmative and restrictive covenants, if contained in or relating to the Award Agreement, will be binding on the Participant.
5.5    Share Ownership Guidelines. The Committee, may, in its sole and absolute discretion, adopt share ownership guidelines or a share ownership policy which may place certain Share holding period requirements on Shares issued or purchased under an Award. Any share ownership requirements may be provided for in an Award Agreement or only in the applicable Company share ownership guidelines or policy, the terms of which will be applicable to the Award.
5.6    Stockholder Privileges. No Holder shall have any rights as a stockholder with respect to any Shares covered by an Award until the Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Holder becomes the holder of record of such Stock, except as provided in Section 4.
SECTION 6
STOCK OPTIONS
6.1    Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.
6.2    Option Agreements. Each Option granted under the Plan shall be evidenced by an Option Award Agreement, which shall be entered into by the Company and the Participant to whom the Option is granted (the "Optionee"), and which shall contain, or be subject to, the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.
(a)    Number of Shares. Each Option Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or, if different, the maximum limitation in effect at the time of grant under Section 422(d) of the Code, such Options in excess of such limit shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the One Hundred Thousand Dollar ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.
(b)    Price. Each Option Award Agreement shall state the Option Exercise Price at which each Share covered by an Option may be purchased. Such Option Exercise Price shall be determined in each case by the Committee, but in no event other than with respect to the issuance of a Substitute Award shall the Option Exercise Price for each Share covered by an Option be less than the Fair Market Value of the Stock on the Option's Grant Date, as determined by the Committee; provided, however, that the Option Exercise Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary corporation of the Company must be at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option on the Option's Grant Date.
(c)    Duration of Options. Each Option Award Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten (10) years from the Option's Grant Date; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company must expire not more than five (5) years from the Option's Grant Date. Each Option Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall become exercisable. If any Option or portion thereof is not exercised during its Option Period, such unexercised portion shall be deemed to have been forfeited and have no further force or effect.
(d)    Post-service Option Exercise Rules.
(i)    Each Option Agreement shall state the period of time, if any, determined by the Committee, within which the Vested Option may be exercised after an Optionee ceases to be a Service Provider and may provide for different periods of time depending upon whether such cessation as a Service Provider was on account of the Participant's death, Disability, voluntary resignation, retirement, cessation as a Director, or the Company having terminated such Optionee's employment with or without cause for any or no reason.
(ii)    In the case of a Participant that is an Employee, a termination of service shall not occur if the Participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, as long as the Participant's right to reemployment with the Company or an Affiliate is provided either by statute or by contract.
(iii)    In the case of a Participant that is both an Employee and a Director of the Company, the Participant's cessation as an Employee but continuation as a Director of the Company will not constitute a termination of service under the Plan. Unless an Option Agreement provides otherwise, a Participant's change in status from serving as an Employee and/or Director will not be considered a termination of the Participant serving as a Service Provider for purposes of any Option expiration period under the Plan.
(iv)    If, within the period of time specified in the Option Award Agreement following the Option Holder's termination of employment, an Option Holder is prohibited by law or a Company's insider trading policy from exercising any Nonqualified Stock Option, the period of time during which such Option may be exercised will automatically be extended until the thirtieth (30th) day following the date the prohibition is lifted. Notwithstanding the immediately preceding sentence, in no event shall the Option exercise period be extended beyond the tenth (10th) anniversary of the Option's Grant Date.
(e)    Transferability. Except to the extent permitted by the Committee pursuant to Section 11.3, Options shall not be transferable by the Optionee except by will or pursuant to the laws of descent and distribution. Each Vested Option shall be exercisable during the Optionee's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. Shares issuable pursuant to any Option shall be delivered only to or for the account of the Optionee, or in the event of Disability or incapacity, to his or her guardian or legal representative.
(f)    Exercise, Payments, etc.
(i)    Unless otherwise provided in the Option Award Agreement, each Vested Option may be exercised by delivery to the Chief Financial Officer of the Company, or his or her designee(s), a written or electronic notice specifying the number of Shares with respect to which such Option is exercised and payment of the Option Exercise Price. Such notice shall be in a form satisfactory to the Company and shall specify the particular Vested Option that is being exercised and the number of Shares with respect to which the Vested Option is being exercised. The exercise of the Vested Option shall be deemed effective upon receipt of such notice by the Chief Financial Officer of the Company, or his or her designee(s), and payment to the Company. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in clause (ii) below.

(ii)    The Option Exercise Price may be paid by cash or certified bank check and, in the Committee's sole discretion by any of the following additional methods:
A.    By delivery to the Company of Shares then owned by the Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Vested Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the Stock used as payment for the Option Exercise Price;
In lieu of actually surrendering to the Company the Shares then owned by the Holder, the Committee may, in its discretion permit the Holder to submit to the Company a statement affirming ownership by the Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Holder as payment of the exercise price;
B.    By payment through a broker in accordance with procedures permitted by the Committee and Regulation T of the Federal Reserve Board;
C.    For any Nonqualified Stock Option, by a "net exercise" arrangement pursuant to which the Company will not require a payment of the Option Exercise Price but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares that has a fair market value on the date of exercise that does not exceed the aggregate Option Exercise Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Holder; or
D.    Any combination of the methods of consideration payment provided in this clause (ii).
(g)    Date of Grant. Unless otherwise specified in the Option Award Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.
(h)    Withholding.
(A)    Nonqualified Stock Options. Upon any exercise of a Nonqualified Stock Option, the Optionee shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll laws, including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 15 hereof.
(B)    Incentive Stock Option Disqualifying Dispositions. In the event that an Optionee makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the latter of (i) the expiration of two (2) years from the date on which the Incentive Stock

Option was granted, or (ii) the expiration of one (1) year from the date on which the Option was exercised, the Participant shall send written or electronic notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Optionee shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by applicable federal and state income tax laws.
(i)    Adjustment of Options. Subject to the limitations set forth below and those contained in this Section 6 and Section 14, the Committee may make any adjustment in the Option Exercise Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or regrant may result in terms and conditions (including Option Exercise Price, number of Shares covered, vesting schedule, or exercise period) that differ from the terms and conditions of the original Option; provided, however, except as permitted under Section 10, the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Exercise Price, (ii) cancel an Option and regrant an Option with an Option Exercise Price lower than the original Option Exercise Price of the cancelled Option, (iii) cancel an option in exchange for cash or another Award, or (iv) take any other action (whether in the form of an amendment, cancellation, or replacement grant) that has the effect of "repricing" an Option, as defined under the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded if such Exchange's or quotation system's rules define what constitutes a repricing. Other than with respect to a modification that a reasonable person would not find to be a material adverse change in an Optionee's rights under an Option, the Committee also may not adversely affect the rights of any Optionee to previously granted Options without the consent of such Optionee. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant. Any adjustment, modification, extension, or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code Section 409A.
(j)    Modification, Extension, and Assumption of Options. Within the limitations of the Plan and Code Section 409A, the Committee may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Shares and at the same or a different Option Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.
SECTION 7
AWARDS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1    Restricted Stock Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Service Provider in such amounts as the Committee shall determine.

7.2    Restricted Stock Unit Awards Granted by Committee. Coincident with or following designation for participation in the Plan and subject to the terms and provisions of the Plan, the Committee may grant a Service Provider Restricted Stock Units in connection with or separate from a grant of Restricted Stock. Upon the vesting of Restricted Stock Units, the Holder shall be entitled to receive the full value of the Restricted Stock Units payable in Shares or, if determined by the Committee and provided in an Award Agreement, cash.
7.3    Restrictions. A Holder's right to retain Shares of Restricted Stock or be paid with respect to Restricted Stock Units shall be subject to such restrictions, including his or her continued performance as a Service Provider for a restricted period specified by the Committee, and/or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. Subject to the terms of this Plan, the Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to (i) different Holders, (ii) different Restricted Stock or Restricted Stock Unit Awards, or (iii) separate, designated portions of the Shares constituting a Restricted Stock Award. Any grant of Restricted Stock or Restricted Stock Units shall contain terms such that the Award is either exempt from Code Section 409A or complies with such Section.
7.4    Privileges of a Stockholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall have all voting, dividend, liquidation, and other rights with respect to Shares of Restricted Stock; provided, however, that any dividends paid on Shares of Restricted Stock prior to such Shares becoming vested shall be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying Shares of Restricted Stock. Any voting, dividend, liquidation, or other rights shall accrue to the benefit of a Holder only with respect to Shares of Restricted Stock held by, or for the benefit of, the Holder on the record date of any such dividend or voting date. A Participant's right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 11.2 hereof.
7.5    Enforcement of Restrictions. The Committee may in its sole discretion require one (1) or more of the following methods of enforcing the restrictions referred to in Sections 7.3 and 7.4:
(a)    placing a legend on the stock certificates, or the Restricted Stock Unit Award Agreement, as applicable, referring to restrictions;
(b)    requiring the Holder to keep the stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;
(c)    requiring that the stock certificates, duly endorsed, be held in the custody of a third-party nominee selected by the Company who will hold such Shares of Restricted Stock on behalf of the Holder while the restrictions remain in effect; or
(d)    inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

SECTION 8
PERFORMANCE SHARES, PERFORMANCE UNITS, BONUS SHARES, OTHER STOCK-BASED AWARDS, AND DEFERRED SHARES
8.1    Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.
8.2    Terms of Performance Shares or Performance Units. The Committee shall establish performance targets (which may include maximum and minimum targets) during the applicable Performance Period the achievement of which will correlate to a designated portion an Award becoming vested or exercisable. Each grant of a Performance Share or Performance Unit Award shall be subject to additional terms and conditions not inconsistent with the provisions of the Plan. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock, or some combination.
8.3    Bonus Shares. The Committee is authorized, subject to limitations under applicable law, to make such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (i) Shares awarded purely as a "bonus" and not subject to any restrictions or conditions ("Bonus Shares"), or (ii) any award of Shares or payment of cash that is valued in whole or in part by reference to, or are otherwise based on, Shares, other property, or achievement of performance metrics or measures ("Other Stock-Based Awards"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Bonus Shares or Other Stock-Based Awards, subject to such minimum consideration as may be required by applicable law.
8.4    Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Participant in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Participant, or permit any Participant to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Participant may be eligible to receive from the Company or a Subsidiary. In no event shall any Deferred Shares relate to the exercise of an Option. Any Award Agreement or other Company-sponsored deferred compensation plan relating to the grant of Deferred Shares shall separately contain the requisite terms and conditions such that the Deferred Shares Award complies with Code Section 409A; provided, however, in all cases except as may otherwise be expressly provided for under the other plan, any Shares issued upon the settlement and payment of any Deferred Shares shall be under and pursuant to this Plan. Unless otherwise expressly specified in another plan or agreement, any credited right to receive a Share under a Company-sponsored nonqualified deferred compensation plan or agreement, whether credited due to an election to defer compensation or due to the conversion of Dividend Equivalents into additional Shares, shall be a Deferred Share under this Plan and issuable under the terms and conditions set forth herein.

SECTION 9
PERFORMANCE AWARDS
9.1    Terms of Performance Awards. Except as otherwise provided in this Section 9, Performance Awards will be issued or granted, or become vested or payable, only after the end of the designated and relevant Performance Period. The performance goals to be achieved for each Performance Period and the amount of the Award to be distributed upon satisfaction of those performance goals shall be conclusively determined by the Committee. The Committee shall have full discretion and authority to establish (i) the Performance Period, (ii) the applicable Performance Goals and any conditions or exceptions relating thereto, and (iii) whether and when a performance goal has been satisfied.
9.2    Performance Goals. Subject to the Committee's discretion as provided in Section 9.3 and elsewhere in the Plan, if an Award is subject to this Section 9, then the lapsing of restrictions thereon, the vesting, exercisability or settlement thereof, and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be established, implemented and evaluated in any manner and in the Committee's sole discretion.
9.3    Adjustments. The Committee may adjust upwards or downwards the amount payable pursuant to any Performance Award, or may it waive the achievement of the applicable performance goals in the case of the Participant's death, disability, retirement, Change in Control, or other special circumstance determined by the Committee. The Committee may take into account any unusual or nonrecurring events affecting the Company, the Company's peer companies, or other macro-economic events, including charges or costs associated with restructurings of the Company, discontinued operations, cumulative effects of accounting changes, changes in applicable tax laws or accounting principles or any such other factors as the Committee may determine reasonable and appropriate under the circumstances.
SECTION 10
CORPORATE TRANSACTIONS
10.1    Potential Treatment Upon Corporate Transaction. Except as may be specifically provided in (i) a Participant's Award Agreement, (ii) a Company-sponsored severance Plan (e.g., the Company's Executive Severance Plan), or (iii) an employment agreement between the Company and a Participant, the terms of which expressly provide for certain treatment of the Participant's outstanding equity awards in the event of a Change in Control, in the event that the Company is a party to a corporate transaction (including a Change of Control) involving a merger or consolidation, or in the event of a sale of all or substantially all of the Company's stock or assets, all Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner. The treatment specified in the transaction agreement may include (without limitation) one or more of the following with respect to each outstanding Award:
(a)    Continuation of the Award by the Company (if the Company is the surviving corporation).

(b)    Assumption of the Award by the surviving corporation or its parent and if such assumption occurs with respect to an Option, such assumption must be in a manner that complies with Code Section 424(a).
(c)    Substitution by the surviving corporation or its parent of an Award for a new award and if such substitution occurs with respect to an Option, such substitution occurs in a manner that complies with Code Section 424(a).
(d)    Cancellation of the Award and a payment to the Participant with respect to each Share subject to the portion of the Award that is vested as of the transaction date equal to the underlying Fair Market Value of the Share underlying the Award or, in the case of an Option, an amount equal to the excess of (i) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (ii) the per-Share Option Exercise Price (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to such Fair Market Value or Spread, respectively. In addition, any escrow, holdback, earnout, or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the Fair Market Value or Spread applicable to an Award is zero (0) or a negative number, then the Award may be cancelled without making a payment to the Participant.
(e)    With respect to an outstanding Option, cancellation of the Award without the payment of any consideration; provided that the Participant shall be notified of such treatment and given an opportunity to exercise the Award to the extent the Option is vested or becomes vested as of the effective date of the transaction during a period of not less than five (5) business days preceding the effective date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction, and (ii) such shorter period still offers the Participant a reasonable opportunity to exercise the Award. Any exercise of the Option during such period may be contingent upon the closing of the transaction.
(f)    With respect to an outstanding Option, suspension of the Participant's right to exercise the Award during a limited period of time preceding the closing of the transaction, if such suspension is administratively necessary to permit the closing of the transaction.
(g)    Termination of any right the Participant has to exercise an Option before vesting in the Shares subject to the Award (i.e., “early exercise”), such that following the closing of the transaction the Award may only be exercised to the extent it is vested.
10.2    Board Discretion. For the avoidance of doubt, the Board has discretion to accelerate, in whole or part, the vesting and exercisability of an Award in connection with a corporate transaction covered by this Section 10. Any such determinations by the Board under this Section 10 may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.
SECTION 11
RIGHTS OF EMPLOYEES; PARTICIPANTS
11.1    Employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as a Service Provider or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant's services as a Service Provider shall be determined by the Committee at the time.
11.2    Nontransferability. Except as provided in Section 11.3, no right or interest of any Holder in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. In the event of a Participant's death, a Holder's rights and interests in all Awards shall, to the extent not otherwise prohibited hereunder, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Holder's legal representatives, heirs, or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. "Transfers" shall not be deemed to include transfers to the Company or "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the authorization of the Committee.
11.3    Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred without consideration other than nominal consideration to, exercised by, and paid to certain persons or entities related to a Participant, including members of the Participant's immediate family or trusts whose beneficiaries or beneficial owners are members of the Participant's immediate family (a "Permitted Transferee"). In the case of initial Awards, at the request of the Participant, the Committee may permit the naming of the related person or trust as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall only be transferable to the extent permitted in Section 422 of the Code, or such successor provision thereto, and the treasury regulations thereunder.
SECTION 12
GENERAL RESTRICTIONS
12.1    Investment Representations. The Company may require any person to whom an Award is granted, as a condition to receiving Stock under the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.
12.2    Compliance with Securities Laws.
(a)    Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration, or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.
(b)    Each Holder who is a Director or an Executive Officer is restricted from taking any action with respect to any Award if such action would result in (i) a violation of Section 306 of the Sarbanes-Oxley Act of 2002, and the regulations promulgated thereunder, whether or not such law and regulations are applicable to the Company, or (ii) any policies adopted by the Company restricting transactions in the Stock.
SECTION 13
OTHER EMPLOYEE BENEFITS
The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or the grant, payment, or vesting of any other Award shall not constitute "earnings" with respect to which any other benefits of such Participant are determined, including benefits under (a) any pension, profit sharing, life insurance, or salary continuation plan, or other employee benefit plan of the Company, or (b) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.
SECTION 14
PLAN AMENDMENT, MODIFICATION, AND TERMINATION
14.1    Amendment, Modification, and Termination. The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Shares are listed, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.
14.2    Adjustment Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate or necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
14.3    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to a Holder's employment being terminated for Cause and Section 14.2), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder of such Award.

SECTION 15
WITHHOLDING
15.1    Withholding Requirement. The Company's obligations to deliver Shares upon the exercise of an Option, or upon the vesting, settlement, or issuance of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state, and local income and other tax (including Social Security and Medicare taxes) withholding requirements.
15.2    Satisfaction of Withholding Requirement. The Committee may, in its sole discretion, provide that when taxes are to be withheld in connection with the exercise, vesting, settlement, or issuance of an Award, the Holder may elect to make payment for the withholding taxes, by one or a combination of the following methods:
(a)    payment of an amount in cash equal to the amount to be withheld;
(b)    payment by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value in an amount equal to the amount to be withheld;
(c)    requesting that the Company withhold from the Shares otherwise issuable to the Holder Shares having a value equal to their then Fair Market Value and equal to the amount to be withheld; and
(d)    withholding from any other compensation otherwise due to the Holder.
15.3    Withholding with Stock. To the extent the Committee permits withholding through either the payment of previously acquired Shares or withholding from the Shares otherwise issuable to the Holder, any such withholding shall be in accordance with any rules or established procedures for election by Participants or Holders including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, the timing of any elections, the irrevocability of any elections, or any special rules relating to a Participant who is an officer or director of the Company within the meaning of Section 16 of the 1934 Act.
SECTION 16
NONEXCLUSIVITY OF THE PLAN
16.1    Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board or of the Committee to continue to maintain or adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board or the Committee, as the case may be, may deem necessary or desirable, or to preclude or limit the continuation of any other plan, practice, or arrangement for the payment of compensation or fringe benefits to Service Providers generally, or to any class or group of Service Providers, which the Company now has lawfully put into effect, including any retirement, pension, savings, and stock purchase plan, insurance, death, and disability benefits, and executive short-term incentive plans.
16.2    Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

SECTION 17
REQUIREMENTS OF LAW
17.1    Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Holders shall not be entitled to exercise or receive benefits under any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Holder, if such exercise, receipt of benefits, or delivery would constitute a violation by the Holder or the Company of any applicable law or regulation.
17.2    Code Section 409A.
(a)    This Plan is intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed, and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.
(b)    If an Award provides for payments or benefits that (i) constitute a "deferral of compensation" within the meaning of Code Section 409A, and (ii) are triggered upon a termination of employment, then to the extent required to comply with Section 409A, the phrases "termination of employment," "separation from service," or words and phrases of similar import, shall be interpreted to mean a "separation from service" within the meaning of Code Section 409A.
(c)    If a Participant was a "specified employee," then to the extent required in order to comply with Code Section 409A, all payments, benefits, or reimbursements paid or provided under any Award that constitute a "deferral of compensation" within the meaning of Code Section 409A, that are provided as a result of a "separation from service" within the meaning of Section 409A and that would otherwise be paid or provided during the first six (6) months following such separation from service shall be accumulated through and paid or provided (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of the separation from service) on the first business day that is more than six (6) months after the date of the separation from service (or, if the Participant dies during such six (6) month period, within ninety (90) days after the Participant's death).
(d)    To the extent that payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A is contingent upon the Participant executing a release of claims against the Company, the release must be executed by the Participant and become effective and irrevocable in accordance with its terms no later than the earlier of (i) the date set forth in the Award, or (ii) fifty-five (55) days following separation from service.
(e)    To the extent that any payment of an amount that constitutes a "deferral of compensation" within the meaning of Code Section 409A and is scheduled to be paid in the form of installment payments, such payment form shall be deemed to be a right to a series of separate payments as described in Treasury Regulations § 1.409A-2(b)(2)(iii).
(f)    To the extent that any Award is subject to Code Section 409A, any substitution of such Award may only be made if such substitution is made in a manner permitted and compliant with Code Section 409A.
(g)    In no event will the Company or any Affiliate have any liability to any Participant with respect to any penalty or additional income tax imposed under Code Section 409A even if there is a failure on the part of the Company or Committee to avoid or minimize such Section's penalty or additional income tax.
17.3    Rule 16b-3. Each transaction under the Plan is intended to comply with all applicable conditions of Rule 16b-3, to the extent Rule 16b-3 reasonably may be relevant or applicable to such transaction. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
17.4    Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to the principles of the conflict of laws to the contrary.